Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. Franklin, Jr., Paul P. Egge and Justin M. Long, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and re-substitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign the Annual Report on Form 10-K of Stellar Bancorp, Inc. for the fiscal year ended December 31, 2025, to sign any and all amendments thereto, and to file such Annual Report and amendments, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Positions	Date

/s/ Robert R. Franklin, Jr.	Chief Executive Officer (Principal Executive Officer); Director	February 26, 2026
Robert R. Franklin, Jr.

/s/ Paul P. Egge	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	February 26, 2026
Paul P. Egge

/s/ Laura Bellows	Director	February 26, 2026
Laura Bellows

/s/ John Beckworth	Director	February 26, 2026
John Beckworth

/s/ Cynthia Dopjera	Director	February 26, 2026

Cynthia Dopjera
/s/ Jon-Al Duplantier	Director	February 26, 2026

Jon-Al Duplantier

/s/ Frances H. Jeter	Director	February 26, 2026
Frances H. Jeter

/s/ Joe E. Penland, Sr.	Director	February 26, 2026
Joe E. Penland, Sr.

/s/ Reagan A. Reaud	Director	February 26, 2026
Reagan A. Reaud

/s/ Steven F. Retzloff	Director	February 26, 2026
Steven F. Retzloff

/s/ Fred S. Robertson	Director	February 26, 2026
Fred S. Robertson

/s/ Joseph B. Swinbank	Director	February 26, 2026
Joseph B. Swinbank

/s/ Tymothi O. Tombar	Director	February 26, 2026
Tymothi O. Tombar

/s/ John E. Williams, Jr.	Director	February 26, 2026
John E. Williams, Jr.